Exhibit 4.7

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2023 AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, THE SUBSCRIPTION AND INFORMATION AGENT, BY CALLING (888) 789-8409.

RUMBLEON, INC.

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase
Shares of Class B Common Stock of RumbleOn, Inc.

Subscription Price: $5.50 per Whole Share of Class B Common Stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BY 5:00 P.M.,

EASTERN DAYLIGHT TIME, ON NOVEMBER 28, 2023,

UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above, which Subscription Rights entitle the holder to subscribe for and purchase shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”), of RumbleOn, Inc., a Nevada corporation (the “Company”), on the terms and subject to the conditions set forth in the Company’s prospectus dated [●], 2023 (as amended from time to time, the “Prospectus”), which is incorporated herein by reference. The Subscription Rights may be exercised at any time during the subscription period, which commences on November 13, 2023 and ends at 5:00 p.m., Eastern Daylight Time, on November 28, 2023 (the “Expiration Time”).

In connection with the rights offering described in the Prospectus (the “Rights Offering”), the Company is distributing one Subscription Right for every share of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), or Class B Common Stock held as of 5:00 p.m., Eastern Daylight Time, on November 13, 2023 (the “Record Date”). Each Subscription Right carries with it (i) a basic subscription right, which entitles the holder to purchase 1.078444 shares of Class B Common Stock and (ii) an over-subscription right, which entitles a holder that has exercised its basic subscription right in full to subscribe for additional shares of Class B Common Stock that are offered in the Rights Offering, to the extent other holders have not exercised their basic subscription rights in full.

The subscription price is $5.50 per whole share of Class B Common Stock (the “Subscription Price”), payable in cash.

If a holder is eligible to and wishes to exercise its over-subscription right, it should indicate in the space provided in (a) below the number of additional shares of Class B Common Stock that it would like to purchase pursuant to such right. In addition, the holder must send in the full purchase price for the number of additional shares of Class B Common Stock that it wishes to purchase pursuant to its over-subscription right (in addition to the payment due for shares of Class B Common Stock purchased through its basic subscription right). If the number of shares of Class B Common Stock remaining after the exercise of all subscription rights is not sufficient to satisfy all requests for shares pursuant to over-subscription rights, the holders electing to exercise their over-subscription rights will be allocated additional shares in the proportion which the number of shares they purchased through the exercise of their basic subscription rights.

No fractional shares of Class B Common Stock will be issued upon the exercise of any Subscription Rights. If, pursuant to an exercise of Subscription Rights, the number of shares of Class B Common Stock a holder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of Class B Common Stock the holder is entitled to purchase will be rounded down to the nearest whole number. The Subscription Price must be paid for each whole share of Class B Common Stock that is purchased.

Please review the “Instructions as to Use of RumbleOn, Inc. Non-Transferable Subscription Rights Certificates” accompanying this Non-Transferable Subscription Rights Certificate, which are acknowledged by the registered owner below.

SAMPLE CALCULATION OF BASIC SUBSCRIPTION RIGHT
FOR A HOLDER WHO OWNS 100 SHARES OF
CLASS A COMMON STOCK OR CLASS B COMMON STOCK

Number of shares of Class A Common Stock or Class B Common Stock held on the Record Date: 100 x 1 = 100 Subscription Rights
(1 Subscription Right for every share of Class A Common Stock or Class B Common Stock held as of the Record Date)

Number of shares of Class B Common Stock issuable
upon full exercise of basic subscription rights:

100 Subscription Rights × 1.078444 = 107.8444 shares of Class B Common Stock
Rounded down to the nearest whole share = 107 whole shares of Class B Common Stock

Aggregate Subscription Price: 107 shares of Class B Common Stock × $5.50 = $588.50

METHOD OF EXERCISE OF RIGHTS

To exercise your Subscription Rights as a holder of record, whether you hold certificates evidencing shares of Class A Common Stock or Class B Common Stock directly or you hold such shares in book-entry form with the Company’s transfer agent (Broadridge, Inc.), you must deliver to Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”) and the Subscription Agent must receive, in the manner specified herein, by the Expiration Time, (a) a properly completed and duly executed Subscription Rights Certificate, together with any required signature guarantees and (b) a wire transfer of immediately available funds, U.S. Postal money order, certified check, bank draft, cashier’s check, or uncertified personal check drawn upon a U.S. bank, payable to “Broadridge Corporate Issuer Solutions, LLC (acting as Subscription Agent for RumbleOn, Inc.)” for an amount equal to the aggregate number of shares of Class B Common Stock subscribed for pursuant to exercise of your Subscription Rights (including both the basic subscription right and the over-subscription right) multiplied by the Subscription Price per whole share of Class B Common Stock. Payment must be made in U.S. dollars.

The method of delivery of this Subscription Rights Certificate and the payment of the aggregate Subscription Price are at the election and risk of the holder, but if sent by mail it is recommended that the Subscription Rights Certificate and payment be sent by registered mail, postage prepaid, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Time.

Share certificates will not be issued for shares of Class B Common Stock sold in the Rights Offering. Stockholders who are record owners will have the shares they acquire credited in book-entry form to their account with Broadridge, Inc., as transfer agent. Stockholders whose shares are held of record by Cede & Co. (“Cede”) or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited in book-entry form to the account of Cede or the other depository or nominee holder. The Company expects to deliver the shares of Class B Common Stock purchased in the Rights Offering on or about December 1, 2023.

Once you have exercised your Subscription Rights by submitting this Subscription Rights Certificate together with payment of the aggregate Subscription Price, you are not allowed to revoke, cancel or change the exercise of your Subscription Rights or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you subsequently learn information about the Company that you consider to be unfavorable, the Company’s stock price declines, or you otherwise change your investment decision.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH TERMS AND CONDITIONS ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, BY CALLING (TOLL-FREE) AT (888) 789-8409 OR BY E-MAIL AT SHAREHOLDER@BROADRIDGE.COM.

EXERCISE OF RIGHTS

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

To subscribe for shares of Class B Common Stock pursuant to your Subscription Rights, please complete sections (a) and (b) and sign in part (c). If you do not indicate the number of whole shares of Class B Common Stock you are subscribing for, or if you do not submit the aggregate Subscription Price for the number of whole shares of Class B Common Stock that you indicate are subscribing for, the Subscription Agent will have the right to reject your subscription or accept it only to the extent of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable.

(a)	EXERCISE OF RIGHTS:

The maximum number of shares of Class B Common Stock available for purchase in the Rights Offering pursuant to the exercise of a holder’s basic subscription rights is equal to the number of shares of Class B Common Stock owned by such holder as of the Record Date multiplied by 1.078444, rounded down to the nearest whole share. Each holder who elects to exercise its basic subscription rights in full may also request to subscribe for additional shares issuable in the Rights Offering by completing the over-subscription privilege.

	Number of Shares of Class A Common Stock or Class B Common Stock Owned as of the Record Date		Maximum Number of Shares of Class B Common Stock Available to Subscribe For (Rounded Down to the Nearest Whole Share)	Number of Shares of Class B Common Stock Subscribed For		Per Share Subscription Price		Aggregate Subscription Price
Basic Subscription Right	________	x 1.078444	________	______	x	$5.50	=	$____
Over-Subscription Right				______	x	$5.50	=	$____
Total Payment Required								$____
								(Sum of Lines 1 and 2)

(b)	PAYMENT:

AMOUNT ENCLOSED
Total Amount Enclosed	$

METHOD OF PAYMENT (CHECK ONE)

☐	Wire transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, LLC, as Subscription Agent.

Beneficiary Account Name:	Broadridge Corporate Issuer Solutions, LLC
Account Number:	4124218686
ABA/Routing Number:	121000248
International/Swift Code:	WFBIUS6SXXX
Bank:	Wells Fargo 420 Montgomery Street San Francisco, CA 94104 United States
Reference:	RumbleOn Rights Offering
For Further Credit Name:	RumbleOn, Inc.
For Further Credit Account Number:	153912206122

☐	U.S. Postal money order, certified check, bank draft, cashier’s check, or uncertified personal check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC (acting as Subscription Agent for RumbleOn, Inc.)”.

(c)	SIGNATURE(S):

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of whole shares of Class B Common Stock indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Class B Common Stock for which I have subscribed, RumbleOn, Inc. may exercise its legal remedies against me. By signing below, I confirm that I am an “eligible stockholder” as defined in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry(ies) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Subscriber:

Name (please print):

Date:

Telephone Number:

Email:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If this form is signed by a person other than the registered owner (e.g., where the shares have been assigned), this form must be accompanied by a stock power evidencing the transfer to you of the shares in respect of which the Subscription Rights were distributed guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP, or MSP.

Signature:

Name of Bank or Firm:

Signature of Officer:

By:

Please complete all applicable information and return to

By mail:	By hand or overnight courier:

Broadridge Corporate Issuer Solutions, LLC	Broadridge Corporate Issuer Solutions, LLC
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OR VALID EXERCISE OF SUBSCRIPTION RIGHTS.

Important Information

This Subscription Rights Certificate and any claim, controversy or dispute arising under or related to this Subscription Rights Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The offering of the Class B Common Stock pursuant to the Rights Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-274859) on file with the Securities and Exchange Commission, including the Prospectus.